                                                                    Exhibit 23.2

                     Certified    Rothstein, Kass & Company, P.C.  Beverly Hills
                     Public       4 Becker Farm Road               Dallas
                     Accountants  Roseland, NJ 07068               Denver
                                  tel. 973.994.6666                Grand Cayman
                                  fax. 973.994.0337                New York
                                  www.rkco.com                     Roseland
                                                                   San Francisco
                                                                   Walnut Creek



ROTHSTEIN KASS



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Prospectus Summary
- Summary Consolidated Financial Information," "Risk Factors," and "Experts" and to the use of our report dated April 18, 2007 on the consolidated financial statements of Narrowstep Inc., included in Post-Effective Amendment No. 3 to the Registration Statement (Form SB-2 No. 333-130158) and related Prospectus of Narrowstep Inc. for the registration of 1,487,815 shares of its common stock and 3,243,330 shares of common stock issuable upon the exercise of warrants and options.


/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey

August 30, 2007